EXHIBIT 3(n)

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BY-LAWS

OF

LAKE AVENUE ASSOCIATES, INC.

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ARTICLE I

OFFICES

Section 1. The principal office of the corporation shall be located in the City of Danbury, County of Fairfield, State of Connecticut.

Section 2. The corporation may also have offices at such other places both within and without the State of Connecticut as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

ANNUAL MEETINGS OF SHAREHOLDERS

Section 1. All meetings of shareholders for the election of directors shall be held at such places, within or without the State of Connecticut as shall be fixed from time to time by the board of directors and stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

Section 2. An annual meeting of the shareholders of the corporation shall be held on the second Thursday of December in each year commencing with the year 1974, if not a legal holiday, or if a legal holiday, then on the next business day following, at 11:00 o’clock A.M. at which the shareholders entitled to vote thereat shall elect a board of directors by a plurality vote, and transact such other business as may properly come before the meeting.

Section 3. Written or printed notice of the annual meeting, stating the time, place and objects thereof shall be given not less than seven nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

ARTICLE III

SPECIAL MEETING OF SHAREHOLDERS

Section 1. Special meetings of shareholders for any purpose other than the election of directors may be held at such time and place within or without the State of Connecticut as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Special meetings of shareholders may be called at any time, for any purpose or purposes, by resolution of the board of directors, by the chairman of the board or by the president and shall be called by the president or secretary at the request in writing of holders of sixty percent or more of the voting power of all shares issued and outstanding and entitled to vote at such meeting. Such request shall state the purpose or purposes of the proposed meeting.

Section 3. Written or printed notice of a special meeting stating the time and place of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than seven nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the board of directors or the president, or the secretary, to each shareholder of record entitled to vote at such meeting.

Section 4. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice and to matters germane thereto.

ARTICLE IV

QUORUM AND VOTING OF STOCK

Section 1. The holders of stock of the corporation issued and outstanding which represent a majority of the votes entitled to be cast at a meeting of shareholders, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Section 2. The vote required at any meeting of shareholders to decide any question brought before such meeting shall be governed by the requirements of the certificate of incorporation, unless the question is one upon which by the express provisions of the statutes of Connecticut a greater or different vote shall be required, in which case such express provision shall govern and control the decision of such question.

Section 3. The voting power of each outstanding share of stock shall be governed by the express provisions of the certificate of incorporation. A shareholder may vote either in person or by proxy executed in writing by the share-holder or by his duly authorized attorney-in-fact.

Section 4. Any action required to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed in accordance with the provisions of the certificate of incorporation or by all of the shareholders entitled to vote with respect to the subject matter of such action.

ARTICLE V

DIRECTORS

Section 1. The number of directors which shall constitute the whole board shall be five. Directors need not be residents of the State of Connecticut or shareholders of the corporation. The directors, other than the first board of directors, shall be elected at the annual meeting of the shareholders, and each director elected shall serve, subject to the last sentence of this Section 1 of Article V, until the next succeeding annual meeting and until his successor shall have been elected and qualified or until his earlier resignation or removal. The first board of directors shall hold office until the first annual meeting of shareholders, subject to the next succeeding sentence. Any director may be removed with or without cause by the share-holders at any meeting called for that purpose.

Section 2. Any vacancy occurring in the board of directors (other than newly created directorships resulting from an increase in the authorized number of directors) may be filled by the shareholders at any meeting called for that purpose or by unanimous written consent of the directors or by the affirmative vote of a majority of the directors then in office though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired portion of the term of his predecessor in office.

Any vacancy created by an increase in the authorized number of directors shall be filled for the unexpired term by action of shareholders. A director elected to fill a newly created directorship shall serve until the next succeeding annual meeting of shareholders and until his successor shall have been elected and qualified.

Section 3. The business affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the shareholders.

Section 4. The directors may keep the books of the corporation, except such as are required by law to be kept within the state, outside of the State of Connecticut, at such place or places as they may from time to time determine.

Section 5. Unless otherwise restricted by the certificate of incorporation, the board of directors shall have the authority to fix the compensation of directors irrespective of any personal interest of any of its members. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

ARTICLE VI

MEETINGS OF THE BOARD OF DIRECTORS

Section 1. Meetings of the board of directors, regular or special, may be held either within or without the State of Connecticut.

Section 2. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and 10 days’ notice of such meeting shall be given to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stock-holders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all the directors.

Section 3. Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.

Section 4. Special meetings of the board of directors may be called by the chairman of the board of directors or the president on not less than two days’ notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of three directors.

Section 5. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. The business to be transacted at, or the purpose of, any regular or special meeting of the board of directors shall be specified in the notice or waiver of notice of such meeting.

Section 6. At all meetings of the board, the presence of three-fifths of the number of directors which shall constitute the whole board shall constitute a quorum for the transaction of business unless a greater number is required by law or by the certificate of incorporation. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, upon the notice required for a special meeting, until a quorum shall be present.

Section 7. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

ARTICLE VII

COMMITTEES OF DIRECTORS

Section 1. Subject to the further action of the shareholders, the board of directors shall not have authority to designate any committee.

ARTICLE VIII

NOTICES

Section 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the corporation, with postage thereon, prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

Section 2. Whenever any notice whatever is required to be given under the provisions of the statutes or under the provisions of the certificate of incorporation or these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE IX

OFFICERS

Section 1. The officers of the corporation shall be appointed by the board of directors at its first meeting after each annual meeting of shareholders. The officers shall be a chairman of the board of directors, a president, a vice-president, a secretary and a treasurer. The board of directors may also appoint additional vice-presidents, and one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, except those of the president and secretary, and no officer need be a member of the board.

Section 2. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

Section 3. The compensation of all officers and agents of the corporation shall be fixed by the board of directors.

Section 4. The officers of the corporation shall hold office until their successors are appointed and qualify, provided, however, that any officer may be removed at any time with or without cause by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the           corporation shall be filled by the board of directors.

THE CHAIRMAN OF THE BOARD OF DIRECTORS

Section 5. The chairman of the board of directors shall be the chief executive officer of the corporation, and shall have the general direction of the affairs of the corporation, except as otherwise prescribed by the board of directors. He shall preside as chairman at all meetings of the shareholders and of         the board. He shall have the right to execute contracts in the name of the corporation and to appoint and discharge agents and employees.

THE PRESIDENT

Section 6. The president shall be the chief operating officer of the corporation, being responsible to the chairman of the board of directors and to the board of directors. He shall have general and active management of the business of the corporation, except as otherwise prescribed by the board of directors. He shall perform such duties as may be prescribed by the board of directors and shall see that all orders and resolutions of the board of directors are carried into effect.

Section 7. Subject to such limitations as the board of directors may from time to time prescribe, the chairman of the board of directors and the president shall each have the right to execute bonds, mortgages and other contracts, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. The chairman of the board of directors and the president also shall each have the right to appoint and to discharge agents and employees.

THE VICE-PRESIDENTS

Section 8. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence or disability of the president, or in the event of the president’s refusal to act, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors or the chairman of the board or the president may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARIES

Section 9. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of such meetings in a book to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or the chairman of the board or the president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

Section 10. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, (or if there be no such determination, then in the order of their election) shall, in the absence or disability of the secretary or in the event of the secretary’s refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors or the chairman of the board or the president may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS

Section 11. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

Section 12. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

Section 13. If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 14. The assistant treasurer, or, if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence or disability of the treasurer, or the treasurer’s refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors or the chairman of the board or the president may from time to time prescribe.

ARTICLE X

CERTIFICATES FOR SHARES

Section 1. The shares of the corporation shall be represented by certificates signed by the president or a vice president and the secretary or an assistant secretary or the treasurer or an assistant treasurer of the corporation, and shall be sealed with the seal of the corporation or a facsimile thereof.

When the corporation is authorized to issue shares of more than one class there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the corporation will furnish to any shareholder upon request and without charge, a full or summary statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and, if the corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

Section 2. The signatures of the officers of the corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

LOST CERTIFICATES

Section 3. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

TRANSFERS OF SHARES

Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the corporation.

CLOSING OF TRANSFER BOOKS

Section 5. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, seventy days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days, immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting or to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

REGISTERED SHAREHOLDERS

Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Connecticut.

LIST OF SHAREHOLDERS

Section 7. The officer or agent having charge of the transfer books for shares shall make, at least five days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of each and the number of shares held by each, which list, for a period of five days prior to such meeting, shall be kept on file at the principal office of the corporation and shall be subject to the inspection of any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of the shareholders.

ARTICLE XI

GENERAL PROVISIONS

DIVIDENDS

Section 1. Subject to the provisions of the certificate of incorporation relating thereto, if any, dividends may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to any provisions of the certificate of incorporation.

Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any    such reserve in the manner in which it was created.

CHECKS

Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

FISCAL YEAR

Section 4. The fiscal year of the corporation shall end on the Saturday nearest to September 30th in each year.

SEAL

Section 5. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Connecticut.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE XII

AMENDMENTS

Section 1. These by-laws may be altered, amended or repealed or additional by-laws may be adopted at any regular or special meeting of shareholders at which a quorum is present or represented, by the affirmative vote of a majority of the voting power of shares entitled to vote thereon, provided notice of the proposed alteration, amendment, repeal or addition be contained in the notice of such meeting.

ARTICLE XIII

RATIFICATION

Section 1. Any transaction questioned in any suit based on lack of authority, defective or irregular execution, miscomputation, or the application of improper principles or practices of accounting may be ratified before judgment, by the board of directors or by the shareholders and, if so ratified, the transaction shall have the same force and effect as if it has been originally duly authorized.

ARTICLE XIV

INDEMNIFICATION

Section 1. The board of directors shall have the power to indemnify and reimburse each director, officer or employee of the corporation, and his heirs, executors, or administrators to the fullest extent permitted by the laws of Connecticut.

ARTICLE XV

CORPORATE OPPORTUNITY

Section 1. The shareholders, directors and officers of the corporation may have other business interests and may engage in other activities including activities similar to the activities of the corporation. Competitive enterprises by the shareholders, directors and officers of the corporation or any other business activity in which any of them now or may hereafter have an interest which is directly or indirectly competitive with the corporation, shall not be wrong or improper, or a breach of fiduciary responsibility to the corporation or to any shareholder.

Section 2. No shareholder, director or officer of the corporation in his capacity as such shall be obligated to present any investment opportunity to the corporation, whether or not the same is directly or indirectly in competition with the corporation.

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